HOTCHKIS AND WILEY FUNDS

DISTRIBUTION PLAN

APPENDIX A
(Amended November 19, 2012)

Funds and Share Classes	Maximum Rule 12b-1 Fee
Large Cap Value Fund
Class A	0.25
Class C	1.00
Class R	0.50

Mid-Cap Value Fund
Class A	0.25
Class C	1.00
Class R	0.50

Small Cap Value Fund
Class A	0.25
Class C	1.00

Value Opportunities Fund
Class A	0.25
Class C	1.00

Diversified Value Fund
Class A	0.25
Class C	1.00

High Yield Fund
Class A	0.25
Class C	1.00

Capital Income Fund
Class A	0.25
Class C	1.00

Global Value Fund
Class A	0.25
Class C	1.00

* Formerly All Cap Value Fund
** Formerly Core Value Fund